CREDIT SUISSE ASSET MANAGEMENT LIMITED

LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("GLOBAL POLICY")


Credit Suisse Asset Management Limited (hereafter "CSAML") has adopted CSAM Global Personal Trading Policy as its company's policy with an approval of CSAML's Board of Directors on April 28, 2004, on the condition that this local supplement is taken into effect at the same time.

II. STATEMENT OF GENERAL PRINCIPLES

MORE STRICT PRINCIPLES FOR SPECIFIED EMPLOYEES

CSAML full-time Board Members, full-time Statutory Auditor, and employees registered with Kanto Finance Bureau as portfolio managers or traders under the Law pertaining to Securities Investment Advisory Business (hereafter "specified employee") are required to comply with the following principles of Japan Securities Investment Advisors Association:

     o    the purpose of equity security trading must be "long term investment";

     o an employee must have an intent to hold the purchased equity securities for six months or more under the normal market environment

When a specified employee submits a Personal Trading Pre-Clearance Form for a purchase of equity securities, he or she is required to confirm his or her intent on the supplemental form. When a specified employee submits a Personal Trading Pre-Clearance Form for a sale of equity securities which he or she purchased less than six months ago, he or she is required to write a reason on the supplemental form why he or she has to sell them in spite of the initial intent to hold for at least six months. [Appendix-1: Supplemental Form for Specified Employees]

IV. TRADING ACCOUNTS

CSAML Employees may maintain personal trading accounts with (1) designated brokers for personal trading or (2) any other brokers or banks.

(1) Designated brokers for personal trading are:

     o    Daiwa Securities Co., Ltd., Head Office, Private Banking Dept.

     o    Nikko Beans Securities Co., Ltd.

          Designated brokers send duplicate copies of all the statements of personal trading accounts directly to LCD. Employees do not have to send them to LCD by themselves. At opening an account, employees are required to sign a consent form for this arrangement.

          [Appendix-2: CSAML Consent Form for Designated Broker]

(2) Other brokers or banks

    Employees are required to send duplicate copies of all the statements of their personal trading accounts received from brokers or banks to LCD by themselves.

In any case, employees are required to pre-clear a transaction with LCD.

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VII. TRADING PROHIBITIONS

SIDE-BY-SIDE / BLACKOUT PERIOD EXEMPTION LIST FOR CSAML EMPLOYEES

     o Market capitalization: at least JPY 200 billion or USD 2 billion and employee purchase/sale within JPY 1 million or USD 10,000;

VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES
    C. QUARTERLY REPORTING

Employees are required to submit the duplicate copies of all the statements of their personal trading accounts to LCD within one month after the end of each calendar period regardless of the due date stipulated in the Global Policy.

X. SANCTIONS

What sanction is to be imposed shall be discussed at CSAML Disciplinary Committee and determined in accordance with CSAML Employment Rules.

XII. CONFLICT OF RULES

Quadruple Hatted employees must comply with not only the Global Policy and its supplement but also CSFBJL's Employee Personal Account Trading Policy.


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                                          CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                Local Supplement

                                       to

                       CSAM Global Personal Trading Policy

Credit Suisse Asset Management Limited (hereafter "CSAML") has adopted CSAM Global Personal Trading Policy as its company's policy by approval of CSAML's Board of Directors meeting of April 28, 2004, together with these local supplements.

All employees of CSAML shall comply with the said CSAM Global Personal Trading Policy and the following supplemental requirements:

     1)   General Principle for Employees in Investment Department and Board
          Members:
          All securities must be held for at least six months from the date of purchase of such securities.

     2) Due date of quarterly reporting: 30 days in spite of the provision of VIII.C.

     3)   Authorized brokers which agreed to send statements directly to CSAML
          LCD:
               o Daiwa Securities
               o Nikko Beans Securities

     4)   Exceptions applied to Quadruple Hatted employees:
          Must comply with not only CSAM Global Personal Trading Policy and its supplements but also CSFBJL's Employee Trading Policy.

     5)   Side-by-side/Blackout Period Exemption List:
          To be determined by LCD from time to time.

     6)   Sanctions shall be applied in accordance with CSAML Employment Rules.

               o

     7) Any breach from the Policy and its supplements is subject to immediate reporting to the CSAM Board of Directors.